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[ALLIED HEALTHCARE INTERNATIONAL, INC. LOGO]


                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE           For Further Information:
  MAY 17, 2004                  Investor Contact:
                                Charles Murphy, Chief Financial Officer
                                212-750-0064, charlesmurphy@alliedhealthcare.com
                                Media Contact:
                                Susan J. Lewis, 303-804-0494,
                                susanlewis@alliedhealthcare.com


            ALLIED HEALTHCARE INTERNATIONAL INC. REPORTS FISCAL 2004
                             SECOND QUARTER RESULTS



                                       SECOND QUARTER         FIRST HALF
                                       --------------         ----------
REVENUE                                    +11.8%               +13.6%
GROSS PROFIT                               +14.8%               +16.4%
ACCOUNTS RECEIVABLE -
DAYS SALES OUTSTANDING                                          32 DAYS


      NEW YORK ... May 17, 2004 - Allied Healthcare International Inc. (NASDAQ:
AHCI), a leading international provider of flexible healthcare staffing services, announced today results for its fiscal 2004 second quarter ended March 31, 2004.

      Revenue for the second quarter ended March 31, 2004, rose 11.8 percent to $80.2 million, compared with $71.7 million for the second quarter of fiscal 2003. Gross profit rose 14.8 percent to $22.5 million versus $19.6 million for the comparable period.

      Revenue for the six months ended March 31, 2004, increased 13.6 percent to $158.7 million, compared with $139.7 million for the first half of fiscal 2003. Gross profit reached $44.8 million, an increase of 16.4 percent compared with $38.5 million reported in the same period last year.

      During the first six months of the fiscal year, the company invested approximately $1.0 million in quality assurance programs to meet newly introduced regulatory standards in the UK nursing and care industry. In addition, the company has incurred approximately $150,000 in



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costs related to the transfer of its shares onto the NASDAQ Stock Market. After the inclusion of these costs in selling, general and administrative expenses, the net income available to common shareholders was $1.6 million for the quarter ended March 31, 2004 or $0.07 per share compared with $0.7 million or $0.03 per share for the comparable quarter last year (excluding one time tax credits - see table attached).

      For the year to date, net income available to common shareholders was $3.1 million (excluding the compensation payments reported in the first quarter) or $0.14 per share compared to $2.6 million or $0.12 per share for the previous year on a comparable basis, an increase of 16.7 percent.

      In the six months ended March 31, 2004, the company generated $15.3 million of cash from operating activities to a great extent from the management of accounts receivables, which were reduced from 41 days sales outstanding to 32 days.

      Net income available to common shareholders and diluted per share amounts are after giving effect to preferred stock transactions. Also included in the results for the second quarter and first half of fiscal 2004 are the favorable effects of currency changes.

      Timothy M. Aitken, chairman, said of the company's second quarter performance: "Against the backdrop of industry changes, Allied's management continues to achieve growth both during the second quarter and first half of the year. Allied's incremental investment of over $1 million in the first half of the year in Quality Assurance and Internal Audit focuses our company purposefully in becoming a partner with government and fully compliant with statutory requirements for our temporary staff workers. The impact of this investment will enhance shareholder value in the future by positioning the company to further consolidate the industry and by providing competitive advantage to win government contracts."

         Sarah L. Eames, president, chief executive officer and chief operating officer, added: "Allied's commitment to meeting the elevated quality assurance standards for temporary staff in the UK allows us to recruit and retain qualified staff for placement throughout our branch network. We deemed it imperative to make a significant investment in our branch infrastructure to establish Allied as one of the limited number of agencies contractually authorized to supply to the NHS trust hospitals under regional framework agreements throughout England. As the field of providers narrows, Allied is poised to deliver a cost-effective solution to the NHS overspend on agency staff."



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      In addition to disclosing results of operations that are determined in accordance with generally accepted accounting principles ("GAAP"), this press release also discloses non-GAAP results of operations that exclude or include certain charges. These non-GAAP measures adjust for charges that are unusual. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the company's results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Management also uses these non-GAAP measures internally to assess the performance of its business and to establish operational goals. Investors should consider non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial tables attached to this press release.

       Allied Healthcare management will host a conference call to review results of its fiscal 2004 second quarter ended March 31, 2004 on Monday, May 17, 2004 at 12:00 PM EDT. Participants should dial 800-240-2134 at least ten minutes prior to the start of the call.

       To hear a live web simulcast of the conference call or to listen to the archived web cast following completion of the call, please visit the company's web site at www.alliedhealthcare.com, click on the news and press section, then select investor relations to access the link to the call. Refer to conference identification number 22765.

      New York-based Allied Healthcare International Inc. is a leading provider of flexible healthcare staffing services in the United Kingdom.

Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, including those contained in the company's filings with the Securities and Exchange Commission, which may cause actual results in future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.


- FINANCIAL TABLE ATTACHED -



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                      ALLIED HEALTHCARE INTERNATIONAL INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

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
                                                                        THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                     -------------------------        -------------------------
                                                                      MARCH 31,      MARCH 31,         MARCH 31,     MARCH 31,
                                                                        2004           2003              2004          2003
                                                                     ----------     ----------        -----------   -----------
    Total revenues                                                    $ 80,167       $ 71,686          $ 158,710      $139,684
    Gross profit                                                        22,533         19,625             44,843        38,523
    Selling, general and administrative expenses                        15,863         12,581             32,569        24,387
                                                                     ----------     ----------        -----------    ----------
          Operating income                                               6,670          7,044             12,274        14,136
    Interest expense, net                                                3,001          3,344              5,203         6,542
    Foreign exchange loss                                                   18              3                 29            11
                                                                     ----------     ----------        -----------    ----------
          Income before income taxes and
             discontinued operations                                     3,651          3,697              7,042         7,583
    Provision for income taxes                                           1,008            109              2,637         1,876
                                                                     ----------     ----------        -----------    ----------
          Income from continuing operations                              2,643          3,588              4,405         5,707
    (Loss) Income from discontinued operations                               -            (62)                 -           122
                                                                     ----------     ----------        -----------    ----------
          Net income                                                     2,643          3,526              4,405         5,829
    Redeemable preferred dividends and accretion                         1,069            974              2,125         1,968
                                                                     ----------     ----------        -----------    ----------
          Net income available to common shareholders                 $  1,574       $  2,552          $   2,280      $  3,861
                                                                     ==========     ==========        ===========    ==========

Basic income per share of common stock from:
          Income from continuing operations                           $   0.07       $   0.11          $    0.10      $   0.17
          Income from discontinued operations                                -              -                  -          0.01
                                                                       --------       --------          ---------      --------
          Net income available to common shareholders                 $   0.07       $   0.11          $    0.10      $   0.18
                                                                       ========       ========          =========      ========

Diluted income per share of common stock from:
          Income from continuing operations                           $   0.07       $   0.11          $    0.10      $   0.17
          Income from discontinued operations                                -              -                  -             -
                                                                       --------       --------          ---------      --------
          Net income available to common shareholders                 $   0.07       $   0.11          $    0.10      $   0.17
                                                                       ========       ========          =========      ========

Weighted average number of common shares outstanding:
          Basic                                                         22,133         22,256             22,179        21,707
                                                                     ==========     ==========        ===========    ==========
          Diluted                                                       23,384         22,630             23,019        22,088
                                                                     ==========     ==========        ===========    ==========


RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME:
                                                                        THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                     -------------------------        -------------------------
                                                                      MARCH 31,      MARCH 31,         MARCH 31,     MARCH 31,
                                                                        2004           2003              2004          2003
                                                                     ----------     ----------        -----------   -----------
Reported net income available to common shareholders                  $  1,574       $  2,552          $    2,280     $   3,861
Compensation payments                                                        -              -                 860             -
Write-down of debt discount                                                  -              -                   -           607
Estimated income tax liability reversal                                      -         (1,874)                  -        (1,874)
                                                                        -------       --------             -------       -------
Adjusted net income available to common shareholders                  $  1,574       $    678          $    3,140     $   2,594
                                                                        =======       ========             =======       =======

RECONCILIATION OF REPORTED NET INCOME PER SHARE TO ADJUSTED NET INCOME PER DILUTED SHARE:

                                                                        THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                     -------------------------        -------------------------
                                                                      MARCH 31,      MARCH 31,         MARCH 31,     MARCH 31,
                                                                        2004           2003              2004          2003
                                                                     ----------     ----------        -----------   -----------
Reported net income per share available to common shareholders        $   0.07       $   0.11          $     0.10     $    0.17
Add back: per share effect of compensation payments                          -              -                0.04            -
Add back: write-down of debt discount                                        -              -                   -          0.03
Deduct: estimated income tax liability reversal                              -          (0.08)                  -         (0.08)
                                                                          -----        -------            -- ----         ------
Adjusted net income per share available to common shareholders        $   0.07       $   0.03          $     0.14     $    0.12
                                                                          =====        =======            == ====         ======

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